UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2025

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25510 Commercentre Drive Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2025, STAAR Surgical Company (the “Company”) announced that the Company’s Board of Directors (the “Board”) appointed Stephen C. Farrell to succeed Thomas G. Frinzi as President and Chief Executive Officer, effective February 26, 2025 (the “Effective Date”). In addition, the Company announced that the Board elected Director Elizabeth Yeu, M.D., to serve as Board Chair, effective as of the Effective Date.

Mr. Farrell, age 59, has served on the Company’s Board since 2016, and since January 2023, he has served as Lead Independent Director. Since February 2024, Mr. Farrell has been working as a consultant to private companies focused on improving financial performance and operating efficiencies. From February 2011 to February 2024, Mr. Farrell served as the Chief Executive Officer and a member of the Board of Directors of Convey Health Solutions, a technology-enabled healthcare business process outsourcer. Also, from 2012 to 2020 he served as a member of the Board of Directors of Lineage Cell Therapeutics, formerly known as BioTime, Inc., a clinical stage biotechnology company focused in the field of regenerative medicine. From 2008 to 2009, Mr. Farrell served as the Executive Vice President and Chief Financial Officer for Stream Global Services, a business process outsourcer. From 1999 to 2007, Mr. Farrell served in multiple executive roles, including CFO, COO, and President, at PolyMedica Corporation, a publicly traded provider of diabetes supplies that was acquired by Medco Health Solutions in 2007. From 2007 to 2014, he served as a member of the Board of Directors of Questcor Pharmaceuticals, a biopharmaceutical company that was acquired by Mallinckrodt PLC in 2014. Mr. Farrell spent five years as a Senior Manager at PricewaterhouseCoopers from 1994 to 1999, and was a Certified Public Accountant (CPA). He received his B.A. from Harvard University and earned an M.B.A. at the University of Virginia, Darden School of Business.

Mr. Farrell has no family relationship to the Company nor to any of its directors or executive officers, and there are no transactions in which Mr. Farrell has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Farrell and any other person pursuant to which Mr. Farrell was appointed as an officer of the Company.

In connection with his appointment as Chief Executive Officer, Mr. Farrell entered into an employment agreement (the “Farrell Agreement”) pursuant to which Mr. Farrell will receive the following compensation: (i) base salary at an annual rate of $725,000, (ii) participation in the Company’s annual cash bonus program with a target bonus of 100% of his base salary, (iii) a sign-on equity award comprised of (x) an award of restricted stock units for 200,000 shares of the Company’s common stock, a third of which will vest on each of the first, second and third anniversaries of employment and (y) an award of performance stock units for a target number of 200,000 shares of the Company’s common stock, which vest as to 0%-200% of target in up to five tranches based on the Company’s financial performance relative to revenue performance targets during the performance period ending December 31, 2027. In addition, Mr. Farrell will be eligible for reimbursement of up to $250,000 for travel, temporary lodging and relocation expenses incurred during 2025. Mr. Farrell will also participate in all other elements of the Company’s executive compensation and benefits plans. The Farrell Agreement also provides for customary restrictive and confidentiality covenants. Mr. Farrell will not receive any compensation as a director during his tenure as Chief Executive Officer.

Effective as the Effective Date, Mr. Frinzi has agreed to step down at the request of the Board from his positions as President and Chief Executive Officer, and he will cease to serve as a member of the Board of Directors and Board Chair and all other positions with the Company and its subsidiaries. In accordance with Mr. Frinzi’s Employment Agreement with the Company, effective as of January 1, 2023 (the “Frinzi Agreement”), Mr. Frinzi will be eligible to receive certain Accrued Benefits and Severance Benefits (as each such term is defined in the Frinzi Agreement), including payment of the equivalent of eighteen (18) months of Mr. Frinzi’s base salary for a period of eighteen (18) months, subject to the execution by Mr. Frinzi of a separation agreement and general release.

To facilitate a smooth transition in leadership, Mr. Frinzi has agreed to serve as an advisor to Mr. Farrell, the Board and the executive management team through January 26, 2026. The Company has entered into a consulting agreement with Mr. Frinzi (the “Consulting Agreement”), which provides for compensation at a rate of $45,000 per month.

The summary herein is qualified in its entirety by reference to Mr. Farrell’s Employment Agreement and Mr. Frinzi’s Consulting Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 26, 2025, the Company issued a press release (the “Press Release”) announcing that the Company’s Board appointed Stephen C. Farrell to succeed Thomas G. Frinzi as President and Chief Executive Officer. The Press Release also announced that the Board elected Director Elizabeth Yeu, M.D., to serve as Board Chair. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the Board’s appointment of Mr. Farrell as President and Chief Executive Officer, the Board also approved changes to the Company’s Board leadership. In addition to serving as the Lead Independent Director of the Company’s Board, Mr. Farrell also currently serves as Chair of the Audit Committee and a member of the Nominating and Governance Committee. Effective as of the Effective Date, Mr. Farrell will remain on the Board, but he will cease to serve as Lead Independent Director or serve on any Board Committee. Effective as of the Effective Date, the Board approved the separation of the offices of Chief Executive Officer and Board Chair, and the Board elected Dr. Yeu to serve as Board Chair. Further, the Board determined that Director Lilian Zhou, a current member of the Audit Committee, is “financially sophisticated” as that term is used in Nasdaq Rule 5605(c)(2)(A) and an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and appointed Ms. Zhou as Chair of the Audit Committee.

In addition, Effective as of the Effective Date, the Board approved a reduction in the size of the Board from seven (7) to six (6) members.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Items 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective February 26, 2025, by and between the Company and Stephen C. Farrell.

10.2	Consulting Agreement, effective February 26, 2025, by and between the Company and Thomas G. Frinzi.

99.1	Press release of the Company dated February 26, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

February 26, 2025	By:	/s/ Patrick Williams
Patrick Williams
Chief Financial Officer